Exhibit 16.1

April 27, 2007

Securities and Exchange Commission

Washington, DC 20549

Dear Sirs:

We have read and agree with the comments in Item 4.01(a) of Form 8-K of Concord Milestone Plus, L.P. (Commission File Number 000-16757) dated April 24, 2007, insofar as the comments relate to our firm.

Sincerely,

/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.

Certified Public Accountants